UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                December 9, 2004
                -----------------------------------------------
                Date of Report (Date of earliest event reported)

                             A.B. WATLEY GROUP INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                    1-14897               13-3911867
   ---------------------------   ----------------------     -------------
  (State or other jurisdiction  (Commission File Number)    (IRS Employer
         of incorporation)                                Identification No.)

                                 90 Park Avenue
                            New York, New York 10016
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (212) 500-6500
               --------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

On December 9, 2004, A.B. Watley, Inc. was notified of an award rendered by an NASD arbitration panel against A.B. Watley, Inc. for compensatory damages in the amount of $811,927.16 to claimant, James B. Fellus, in the case encaptioned James B. Fellus vs. A.B. Watley, Inc. (NASD Arbitration No.: 03-05526). All other relief sought by claimant (including an award against A.B. Watley Direct, Inc. and/or A.B. Watley Group, Inc., and for attorneys fees and punitive damages) was expressly denied. The arbitration involved claims by a former employee of A.B. Watley, Inc. for alleged breach of contract (all other claims having been withdrawn by the former employee). The amount awarded presumably represented damages for alleged non-payment of contractual salary. A.B. Watley, Inc. intends to move to vacate the award by asserting, among other things, that the panel manifestly disregarded the undisputed facts and applicable, well-settled law. A.B. Watley, Inc., a subsidiary of ours,ceased all operations in January 2004, including those as a U.S. registered broker-dealer.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   A.B. WATLEY GROUP INC.

                                                   By: /s/ Robert Malin
                                                       -------------------------
                                                       Robert Malin
                                                       President

Date: December 14, 2004